Ex-99.28(h)(iv)

Administrative Services Agreement - Amendment #22

AMENDMENT 22

to the

ADMINISTRATIVE SERVICES AGREEMENT

among

The Investment Companies comprising the Lord Abbett Family of Funds

(each, a “Fund” or collectively, the “Funds”) as set forth on Exhibit 1

and

Lord, Abbett & Co. LLC (“Lord Abbett”)

WHEREAS, the Funds and Lord Abbett entered into an Administrative Services Agreement dated December 12, 2002, as may be amended from time to time (the “Agreement”);

WHEREAS, Section 9 of the Agreement provides for the addition to the Agreement of new funds created in the Lord Abbett Family of Funds where such funds wish to engage Lord Abbett to perform Administrative Services under the Agreement; and

WHEREAS, the Funds and Lord Abbett desire to further amend the Agreement to include such additional funds;

NOW, THEREFORE, in consideration of the mutual covenants and of other good and valuable consideration, receipt of which is hereby acknowledged, the parties mutually agree to amend the Agreement in the following respects:

1.	The Agreement is hereby amended to add the following Fund to Exhibit 1 of the Agreement:

Lord Abbett Series Fund, Inc.

-Short Duration Income Portfolio

2.	The Agreement shall remain the same in all other respects.

3.	The Amendment is effective as of the 14th day of April 2014.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to the Agreement to be executed in its name and on its behalf by its duly authorized representative.

On behalf of each of the Lord Abbett Funds listed on Exhibit 1 Attached hereto

	By:	/s/ Joan A. Binstock
Joan A. Binstock
Chief Financial Officer

Attested:

/s/ Thomas R. Phillips
Thomas R. Phillips
Vice President and Assistant Secretary

LORD, ABBETT & CO. LLC

	By:	/s/ Daria L. Foster
Daria L. Foster
Managing Member

Attested:

/s/ Lawrence H. Kaplan
Lawrence H. Kaplan
Member and General Counsel

EXHIBIT 1 (AMENDED AS OF APRIL 14, 2014)1

TO

ADMINISTRATIVE SERVICES AGREEMENT

The following funds comprise the Lord Abbett Family of Funds:

Lord Abbett Affiliated Fund, Inc.

Lord Abbett Bond-Debenture Fund, Inc.

Lord Abbett Developing Growth Fund, Inc.

Lord Abbett Equity Trust

Lord Abbett Calibrated Large Cap Value Fund

Lord Abbett Calibrated Mid Cap Value Fund

Lord Abbett Global Fund, Inc.

Lord Abbett Emerging Markets Corporate Debt Fund

Lord Abbett Emerging Markets Currency Fund

Lord Abbett Emerging Markets Local Bond Fund

Lord Abbett Multi-Asset Global Opportunity Fund

Lord Abbett Investment Trust

Lord Abbett Convertible Fund

Lord Abbett Core Fixed Income Fund

Lord Abbett Diversified Equity Strategy Fund

Lord Abbett Floating Rate Fund

Lord Abbett High Yield Fund

Lord Abbett Inflation Focused Fund

Lord Abbett Multi-Asset Balanced Opportunity Fund

Lord Abbett Multi-Asset Growth Fund

Lord Abbett Multi-Asset Income Fund

Lord Abbett Short Duration Income Fund

Lord Abbett Total Return Fund

Lord Abbett Mid Cap Stock Fund, Inc.

Lord Abbett Municipal Income Fund, Inc.

Lord Abbett AMT Free Municipal Bond Fund

Lord Abbett California Tax-Free Income Fund

Lord Abbett High Yield Municipal Bond Fund

Lord Abbett Intermediate Tax Free Fund

Lord Abbett National Tax-Free Income Fund

Lord Abbett New Jersey Tax-Free Income Fund

Lord Abbett New York Tax-Free Income Fund

Lord Abbett Short Duration Tax Free Fund

1 As amended to reflect that (1) effective November 7, 2013, the Reorganization of Lord Abbett Classic Stock Fund, a series of Lord Abbett Research Fund, Inc., into Lord Abbett Calibrated Dividend Growth Fund, a series of Lord Abbett Research Fund, Inc.; (2) effective November 29, 2013, Lord Abbett Global Allocation Fund changed its name to Lord Abbett Multi-Asset Global Opportunity Fund; (3) effective December 1, 2013, Lord Abbett Balanced Strategy Fund changed its name to Lord Abbett Multi-Asset Balanced Opportunity Fund; Lord Abbett Diversified Income Strategy Fund changed its name to Lord Abbett Multi-Asset Income Fund; and Lord Abbett Growth & Income Strategy Fund changed its name to Lord Abbett Multi-Asset Growth Fund; and (4) effective April 14, 2014, the addition of Short Duration Income Portfolio as a series of Lord Abbett Series Fund, Inc.

Lord Abbett Research Fund, Inc.

Lord Abbett Calibrated Dividend Growth Fund

Lord Abbett Growth Opportunities Fund

Small-Cap Value Series

Lord Abbett Securities Trust

Lord Abbett Alpha Strategy Fund

Lord Abbett Fundamental Equity Fund

Lord Abbett Growth Leaders Fund

Lord Abbett International Core Equity Fund

Lord Abbett International Dividend Income Fund

Lord Abbett International Opportunities Fund

Lord Abbett Micro-Cap Growth Fund

Lord Abbett Micro-Cap Value Fund

Lord Abbett Value Opportunities Fund

Lord Abbett Series Fund, Inc.

Bond-Debenture Portfolio

Calibrated Dividend Growth Portfolio

Classic Stock Portfolio

Developing Growth Portfolio

Fundamental Equity Portfolio

Growth and Income Portfolio

Growth Opportunities Portfolio

International Core Equity Portfolio

International Opportunities Portfolio

Mid Cap Stock Portfolio

Short Duration Income Portfolio

Total Return Portfolio

Value Opportunities Portfolio

Lord Abbett U.S. Government & Government Sponsored Enterprises Money Market Fund, Inc.